Exhibit 10.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 12, 2020 by and between Seres Therapeutics, Inc., a Delaware corporation (the “Company”), and Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (the “Investor”).

RECITALS

A. The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

B. The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the applicable rules and regulations thereunder, an automatic registration statement on Form S-3 (File No. 333-237033) (the “Registration Statement”); and

C. The Company intends to offer, issue and sell shares of Common Stock in an offering to the public (the “Public Offering”), and the Company and the Investor will consummate the transactions contemplated by this Agreement concurrently with, and contingent upon, a portion of the Public Offering.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Closing” has the meaning set forth in Section 3.1.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Financial Statements” has the meaning set forth in Section 4.6.

“HSR” has the meaning set forth in Section 7.

“HSR Clearance” has the meaning set forth in Section 3.1.

“HSR Closing” has the meaning set forth in Section 3.1.

“HSR Filings” has the meaning set forth in Section 7.

“HSR Shares” has the meaning set forth in Section 3.1.

“Initial Closing” has the meaning set forth in Section 3.1.

“Initial Closing Number” has the meaning set forth in Section 3.1.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiaries taken as a whole, (ii) the legality or enforceability of any of this Agreement or (iii) the ability of the Company to perform its obligations under this Agreement; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any change in the Company’s stock price or trading volume, or (ii) any effect caused by the announcement or pendency of the transactions contemplated by this Agreement, or the identity of any Investor or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company, including those that have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Global Select Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Public Offering” has the meaning set forth in the Recitals.

“Purchase Price” means 97% of the price per share to the public of the shares of Common Stock sold in the Public Offering.

“Registration Statement” has the meaning set forth in the Recitals.

“SEC Documents” has the meaning set forth in Section 4.6.

“SEC Filings” has the meaning set forth in Section 4.

“Shares” has the meaning set forth in the Recitals.

“Subscription Amount” means, as to the Investor, the aggregate amount to be paid for the Shares purchased hereunder by the Investor in U.S. Dollars and in immediately available funds.

“Subsidiaries” has the meaning set forth in Section 4.1.

“Total Share Number” has the meaning set forth in Section 3.1.

“1933 Act” has the meaning set forth in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Investor agrees to purchase and sell the number of Shares equal to the result obtained by dividing $20.0 million by the Purchase Price, rounded down to the nearest whole share of Common Stock, at a price per share equal to the Purchase Price.

3. Closing.

3.1. The initial closing of the purchase and sale of Shares pursuant to this Agreement (the “Initial Closing”) shall occur on the second business day following the closing of the Public Offering. The subsequent closing of the purchase and sale of Shares pursuant to this Agreement (the “HSR Closing” and, together with the Initial Closing, the “Closings”) shall occur on the second business day following the expiration or termination of the waiting period under the HSR Act relating to the sale of such Shares to be sold in the HSR Closing (the “HSR Clearance”); provided, however, that, notwithstanding anything herein to the contrary, to the extent that the underwriters in the Public Offering exercise their option to purchase additional shares of Common Stock (the “Option”), and the Investor could purchase an incremental number of Shares on the closing date for the Option without HSR Clearance that together with the Initial Closing Number would equal the Total Share Number, then the HSR Closing shall occur on the closing date of the Option.

3.2. In the Closings, the Investor shall collectively purchase a number of Shares equal to $20.0 million divided by the Purchase Price (such quotient, the “Total Share Number”). At the Initial Closing, the Investor shall purchase, and the Company shall issue and sell, the maximum number of Shares (not greater than the Total Share Number) that may be purchased by the Investor without requiring HSR Clearance (such number of shares, the “Initial Closing Number”) for a price per share equal to the Purchase Price, which shall be paid by the Investor by wire transfer of immediately available funds pursuant to wire instructions delivered to the Investor by the Company; provided that the aggregate portion of the Purchase Price to be paid by Investor at the Initial Closing shall not exceed $16.0 million. At the HSR Closing, the Investor shall purchase, and the Company shall issue and sell, a number of Shares equal to the Total Share Number less the Initial Closing Number (the “HSR Shares”), for a price per share equal to the Purchase Price, which shall be paid by the Investor by wire transfer of immediately available funds pursuant to wire instructions delivered to the Investor by the Company. In the event that the Investor determines in its reasonable discretion that it is unable to acquire any Shares at the Initial Closing without first obtaining HSR Clearance, it shall pay the entire Purchase Price at the HSR Closing, and the Total Share Number will be issued to it at that HSR Closing.

3.3. At the Initial Closing and the HSR Closing, the Company shall deliver or cause to be delivered to the Investor the Shares to be purchased by the Investor at the applicable closing. The Shares shall be issued in book entry form or, upon request by the Investor, certificated form.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as otherwise described in the Company’s filings pursuant to the 1934 Act (collectively, the “SEC Filings”), which qualify these representations and warranties in their entirety, as of the date hereof:

4.1. Organization, Good Standing and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement, to issue and sell the Shares and to carry on its business as presently conducted as described in the SEC Filings. Each of the Company’s subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K in an exhibit to its annual report on Form 10-K filed with the SEC for the year ended December 31, 2019 (the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite power and authority to carry on its business and to own and use its properties. Neither the Company nor any of its Subsidiaries is in violation or default in any material respect of any of the provisions of its respective articles of association, charter, certificate of incorporation, bylaws, limited partnership agreement or other organizational or constitutive documents. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Shares. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

4.3. Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all security interests, liens, other encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

4.4. Consents. The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the rules and regulations of Nasdaq, which the Company undertakes to file within the applicable time periods and the filings contemplated by Section 7 and the HSR Clearance.

4.5. No Conflict, Breach, Violation or Default. The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract except, in the case of clauses (i)(b) and (ii) only, for such conflicts, breaches, violations and defaults as have not and would not reasonably be expected to have a Material Adverse Effect.

4.6. SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the 1934 Act, since becoming subject to the requirements of the 1934 Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the SEC (the “SEC Documents”) complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the SEC Documents (the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1934 Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

4.7. Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq Stock Market, LLC continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

4.8. Capitalization. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and none of such shares were issued in violation of any pre-emptive rights and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement and by the Public Offering.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1. Organization and Existence. The Investor is a validly existing société anonyme, organized under the laws of Switzerland and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement.

5.2. Authorization. The execution, delivery and performance by such Investor of this Agreement to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.3. No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

5.4. No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) assuming HSR Clearance, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

6. Conditions to Closing.

6.1. Conditions to the Investor’s Obligations to Initial Closing. The obligation of the Investor to purchase Shares at the Initial Closing is subject to the fulfillment to such Investor’s satisfaction of the following conditions, any of which may be waived by the Investor:

(a) The Public Offering shall have closed or will close concurrently with the Initial Closing.

(b) The Shares to be purchased by the Investor in the Initial Closing shall have been registered under the Registration Statement.

(c) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the date hereof and as of the Initial Closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Initial Closing.

(d) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(f) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2. Conditions to the Investor’s Obligations to HSR Closing. The obligation of the Investor to purchase Shares at the HSR Closing is subject to the fulfillment to such Investor’s satisfaction of the following conditions, any of which may be waived by the Investor:

(a) The HSR Clearance shall have occurred.

(b) The Shares to be purchased by the Investor in the HSR Closing shall have been registered under the Registration Statement.

(c) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the date hereof and as of the HSR Closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the HSR Closing.

(d) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(f) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.3. Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at each Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the applicable Closing of the following conditions, any of which may be waived by the Company:

(a) The Public Offering shall have closed or will close concurrently with the Closing.

(b) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the applicable Closing with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the applicable Closing.

(c) The Investor shall have paid in full its Subscription Amount to the Company for the Shares to be purchased by the Investor as such Closing.

6.4. Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investor, on the other hand, under this Agreement shall terminate as follows:

(i) On September 1, 2020, if the Public Offering has not closed by such date;

(ii) If the HSR Clearance has not occurred within 90 days of submission of the HSR Filings;

(iii) Upon the mutual written consent of the Company and Investor;

(iv) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(v) By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor;

provided, however, that, except in the case of clauses (iii) and (iv) above, the party seeking to terminate its obligation to effect a Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect such Closing.

(b) Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

7. HSR Filing. The Company and the Investor shall cooperate with each other and use their reasonable best efforts to make, as soon as reasonably practical after the date hereof but no later than five (5) business days following the date of this Agreement, all necessary filings and submissions that may be required (the “HSR Filings”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Each of the parties hereto agrees to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to the HSR Act and shall otherwise cooperate with the applicable governmental body in order to comply with the HSR Act. Each of the parties hereto shall consult, subject to applicable law and redaction where necessary, and share drafts of any filings or substantive communications, a reasonable period of time in advance with respect to and consider in good faith the comments and views of the other party in connection with any filing, communication, defense, litigation, negotiation or strategy and any final decisions with respect thereto in each case relating to the HSR Act or any antitrust or unfair competition law regarding any of the transactions contemplated hereby, to the extent reasonably practicable and to the extent permitted by applicable law, and shall give the other party and its representatives a reasonable advance opportunity to attend and participate in any substantive in-person or telephonic meeting or conference with any governmental authority or, in connection with any litigation by a private party, relating to the HSR Act or any antitrust or unfair competition law regarding any of the transactions contemplated hereby, and shall provide concurrent copies to the other party of any substantive material written communications or filings with respect thereto. Each of the parties hereto shall use reasonable commercial efforts to resolve such objections, if any, as any governmental body may assert with respect to this Agreement and the transactions contemplated hereby in connection with the HSR Act or any antitrust or unfair competition law. Subject to applicable laws and redaction where necessary, each party shall, upon request by any other party, furnish the other parties with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with any statement, filing, ruling request, notice or application made by or on behalf of the parties or any of their respective subsidiaries to any third party and/or any governmental body with respect to the HSR Act or any antitrust or unfair competition law. Notwithstanding anything in this Section 7 or this Agreement to the contrary, nothing in this Section 7 or this Agreement shall require, or be deemed to require, the Company or the Investor (a) to propose, negotiate, offer to, commit to or effect any sale, divestiture, or disposition of assets or businesses, or licenses, (b) to agree to hold separate any assets or agree to any similar arrangements or to commit to restrict the dominion or control of its business or to conduct its business in a specified manner or (c) to agree to any other remedy in order to secure the HSR Clearance.

8. Miscellaneous.

8.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable; provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.4.

If to the Company:

Seres Therapeutics, Inc.

200 Sidney Street – 4th Floor

Cambridge, MA 20139

Attention: General Counsel

Email: tdesrosier@serestherapeutics.com

With a copy (which will not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Facsimile: (617) 948-6001

Attention: Peter N. Handrinos; Wesley C. Holmes

If to the Investor:

to the contact information set forth on the signature pages hereto.

8.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated.

8.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

8.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.8. Entire Agreement. This Agreement, including the signature pages hereto, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.10. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law) that would result in the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement, or in the case of the Investor, by serving the registered agent of Nestlé USA, Inc. in the state of Delaware. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

SERES THERAPEUTICS, INC.

By:	/s/ Eric D. Shaff
	Name:	Eric D. Shaff
	Title:	President and Chief Executive Officer

[Seres Therapeutics, Inc. – Securities Purchase Agreement – Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

SOCIÉTÉ DES PRODUITS NESTLÉ S.A.

By:	/s/ Claudio Kuoni
	Name:	Claudio Kuoni
	Title:	General Counsel

Investor Information

Entity Name:	Société des Produits Nestle S.A.

Contact Person:	Claudio Kuoni

Address:	Avenue Nestlé 55

City:	Vevey

Country:	Switzerland

Zip Code:	1800

Telephone:	+41 21 924 4228

Facsimile:

Email:	Claudio.kuoni@nestle.com

Tax ID # or Social Security #:	Not Applicable

Name in which Shares should be issued:	Société des Produits Nestlé S.A.

[Seres Therapeutics, Inc. – Securities Purchase Agreement – Signature Page]